UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2018

 CNX Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Suite 400 Canonsburg, Pennsylvania 15317 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:
(724) 485-4000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02 Results of Operations and Financial Condition.

CNX Resources Corporation (the "Company") issued a press release on May 3, 2018 announcing its 2018 first fiscal quarter results. A copy of the earnings release is attached to this Form 8-K as Exhibit 99.1.

Please refer to our website at www.cnx.com for additional information regarding the Company. For example, periodically during the quarter, we make investor presentations, which will appear on our website under Investor Relations. Further, you can subscribe to our RSS feeds, and register to receive Investor Alerts which provide updates related to our filings, events and investor presentations.

The information in this Current Report and the exhibit hereto are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report and exhibit hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 7.01 Regulation FD

The response to Item 2.02 is incorporated herein by reference to this Item 7.01.

As of March 12, 2018, which is the record date for the Company's Annual Meeting of Shareholders, the Company had 220,437,354 shares outstanding. The Company's Annual Meeting of Shareholders will be held on May 9, 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release of CNX Resources Corporation dated May 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX RESOURCES CORPORATION

By:    /s/ Donald W. Rush
Donald W. Rush
Chief Financial Officer and Executive Vice President

Dated: May 3, 2018

Exhibit Index

Exhibit No.    Description

Exhibit 99.1 Press release of CNX Resources Corporation dated May 3, 2018